EXHIBIT 10(pp)

FIRST AMENDMENT

FIRST AMENDMENT (the “Amendment”), dated as of March 25, 2003, between QUAKER CHEMICAL CORPORATION (the “Borrower”) and ABN AMRO Bank N.V. (the “Bank”);

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank are party to a Credit Agreement dated as of April 12, 2002 (the “Agreement”);

WHEREAS, the Borrower and the Bank wish to amend certain provisions of the Agreement, and the extend the term of the Agreement, on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, IT IS AGREED:

1.

All capitalized terms used herein shall have the meanings provided therefore in the Agreement unless otherwise defined herein.

2.

On and after the Effective Date (as hereinafter defined) the Expiry Date, as defined in Section 9 of the Agreement, shall be extended to April 9, 2004.

3.

On and after the Effective Date, the reference in Section 1.01 of the Agreement to “$20,000,000” shall be changed to “$15,000,000”.

4.

On and after the Effective Date, the definitions of “Applicable Cost of Funds Margin”, “Applicable Eurodollar Margin” and “Commitment” appearing in Section 9 of the Agreement shall be amended to read in their entirety as follows:

“Applicable Cost of Funds Margin” shall be 0.80% per annum.

“Applicable Eurodollar Margin” shall be 0.80% per annum.

“Commitment” means $15,000,000, as the same may be reduced from time to time pursuant to Section 2.02 or Section 8.

5.

On and after the Effective Date, Exhibit B to the Agreement shall be amended to read in its entirety as set forth in Exhibit B to this Amendment.

6.

This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions shall have been satisfied:

6.1

The Bank and the Borrower shall have executed a copy of this Amendment, whether the same or different copies;

6.2

The Borrower shall have completed, executed and delivered to the Bank a promissory note in substantially the form of Exhibit B to this amendment.

6.3

Each of the representations and warranties contained in Section 5 of the Agreement shall be true, correct and complete as if given on the Effective Date;

6.4

No Event of Default and no Default shall have occurred and be continuing.

Promptly after the Bank has determined that the Effective Date has occurred, the Bank shall mark the promissory note which it previously held pursuant to the Agreement to show that it has been cancelled and shall return it to the Borrower.

7.

Whenever in the Agreement (including all exhibits and attachments thereto and all other instruments and documents executed in connection therewith, including, without limitation, the Note) reference is made to the Agreement the same shall be deemed to mean the Agreement as amended hereby.

8.

The Amendments set forth herein are limited precisely as written and shall not be deemed (a) to be a consent to or waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) to prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any of the documents referred to therein, as they are amended hereby. Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

9.

This Amendment, including the validity hereof and the rights and obligations of the parties hereto, shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

QUAKER CHEMICAL CORPORATION
By:	/S/ MICHAEL F. BARRY

Title: Vice President & Chief Financial Officer

By:	/S/ D. JEFFRY BENOLIEL

Title: Vice President and General Counsel

ABN AMRO BANK N.V.
By:	/S/ JAMES S. KREITLER

Title: Senior Vice President

By:	/S/ TODD J. MILLER

Title: Assistant Vice President

EXHIBIT B

FORM OF NOTE

$15,000,000	New York, New York
March 25, 2003
(Date)

FOR VALUE RECEIVED, QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (the “Borrower”), hereby promises to pay ABN AMRO Bank N.V., New York Branch (the “Bank”), in lawful money of the United States of America in immediately available funds, at the office of the Bank located at 55 East 52nd Street, New York, NY 10055 on the Maturity Date (as defined in the Agreement referred to below) the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the unpaid principal amount of all Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.06 of the Agreement.

This Note is the Note referred to in the Credit Agreement, dated as of April 12, 2002, between the Borrower and the Bank, as amended by a First Amendment dated as of March 25, 2003 (as so amended, and as the same may be further amended, modified or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof. This Note is subject to voluntary prepayment prior to the Maturity date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

QUAKER CHEMICAL CORPORATION
By:	/s/ MICHAEL F. BARRY

Title:	Vice President & Chief Financial Officer

By:	/S/ D. JEFFRY BENOLIEL

Title:	Vice President and General Counsel